Exhibit 99.1

PJT Partners Inc. Completes Acquisition of CamberView

New York, October 2, 2018: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) yesterday completed its acquisition of CamberView Partners Holdings, LLC, a leading advisory firm providing independent advice to assist public company boards of directors and management teams in building strong and successful relationships with investors.

About PJT Partners

PJT Partners is a global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, restructuring and special situations and private fund advisory and placement services to corporations, financial sponsors, institutional investors and governments around the world. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. We also provide, through Park Hill Group, private fund advisory and placement services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit the Company’s website at www.pjtpartners.com.

Media Relations: Steve Frankel / Jonathan Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com